Independent auditors' consent

The board and shareholders
IDS Equity Select Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                       /s/KPMG Peat Marwick LLP
                                                          KPMG Peat Marwick LLP



Minneapolis, Minnesota
January 26,  1999